Exhibit (g)(13)
FORM OF
Appendix "B"
To
Custodian Agreement
Between
The Chase Manhattan Bank, N.A. and Each of the Investment
Companies Listed on Appendix "A" thereto
Dated as of _________

The following is a list of Additional Custodians, Special
Subcustodians and Foreign Subcustodians under the Custodian Agreement dated as of ___________ (the "Custodian Agreement"):
A.   Additional Custodians:

     CUSTODIAN               PURPOSE

     Bank of New York        FICASH

                             FITERM

B.   Special Subcustodians:

     SUBCUSTODIAN            PURPOSE

     Bank of New York        FICASH

     Citibank, N.A.          Global Bond Certificates*

C.   Foreign Subcustodians:




COUNTRY     FOREIGN SUBCUSTODIAN                      DEPOSITORY

Argentina   Chase Manhattan Bank, N.A., Buenos Aires  Caja de Valores, S.A.

Australia   The Chase Manhattan Bank,                 Austraclear Limited

            Sydney

                                                      RITS

Austria     Creditanstalt-Bankverein,                 Osterreichsche Kontrollbank

            Vienna                                    Aktiengesellschaft (OEKB)

Bahrain     British Bank of the Middle East, Manama   None

Bangladesh  Standard Chartered Bank, Dhaka            None

Belgium     Generale Bank,                            Caisse Interprofessionnelle

            Brussels                                  de Depot et de Virement de

                                                      Titres (CIK)


___________________
* Citibank, N.A. will act as Special Subcustodian with respect to global bond certificates for the following portfolios only: Fidelity Advisor Series VIII: Fidelity Advisor Emerging Markets Income Fund; Fidelity Investment Trust: Fidelity New Markets Income Fund.

Bermuda         The Bank of        None
                Bermuda,
                Limited

                                   Hamilton

Bostawana       Barclays Bank      None
                of Bostawana
                Ltd.,

                Gaborone

Brazil          Banco Chase        Sao Paolo
                Manhattan,         Stock
                S.A.               Exchange

                Sao Paolo          (BOVESPA);
                                   Sistema
                                   Especial de

                                   Liquidacao e
                                   Custodia
                                   (SELIC);

                                   Rio de Janeiro
                                   Stock
                                   Exchange

                                   (BVRJ)

Canada          Canada Trustco     Canadian
                Mortgage           Depository for
                Company,

                Toronto            Securities Ltd.
                                   (CDS)

                Royal Bank of
                Canada

Chile           Chase              None
                Manhattan
                Bank, Santiago

China-Shanghai  Hongkong &         Shanghai
                Shanghai           Securities
                Banking            Central

                Corp., Ltd.        Clearing &
                                   Registration
                                   Corp.

                                   (SSCCRC)

China-Shenzhe   Hongkong &         Shenzhen
n               Shanghai           Securities
                Banking

                Corp., Ltd.        Registrars
                                   Corp., Ltd.
                                   (SSRC)

Colombia        Cititrust          None
                Colombia S.A.,
                Sociedad
                Fiduciaria,

                Bogota

Cyprus          Barclays Bank      None
                PLC, Cyprus

Czech Republic  Ceskoslovenska     Securities
                Obchodni           Center (SCP)
                Banka, A.S.,
                Prague

Denmark         Den Danske         Vaerdipapircent
                Bank,              ralen-VP
                Copenhagen         Center

Ecuador         Citibank, N.A.,    None
                Quito

Egypt           National Bank      Misr for
                of Egypt, Cairo    Clearing,
                                   Settlement and

                                   Depository

Finland         Merita Bank,       Pankkitarkastus
                Ltd.,              Virasto

                Helsinki           ("Securities
                                   Association")

France          Banque             SICOVAM
                Paribas, Paris

Germany         Dresdner Bank      Deutscher
                A.G., Frankfurt    Kassenverein
                                   AG (DKV)

Ghana           Barclays Bank      None
                of Ghana Ltd.,
                Accra

Greece          Barclays Bank      Apothetirio
                Plc, Athens        Titlon, A.E.

Hong Kong       Chase              Hong Kong
                Manhattan          Securities
                Bank,

                Hong Kong          Clearing Co.
                                   (HKSCC),
                                   Central

                                   Clearing &
                                   Settlement
                                   System

                                   (CCASS)

Hungary         Citibank           Central
                Budapest Rt.,      Depository &
                Budapest           Clearing House

                                   (Budapest) Ltd.
                                   (KELER Ltd.)

India           Deutsche Bank
                AG, Mumbai

                Hongkong &         None
                Shanghai
                Banking Corp.
                Ltd.,

                Mumbai

Indonesia       Hongkong &         None
                Shanghai
                Banking Corp.
                Ltd.,

                Jakarta

Ireland         Bank of            CREST
                Ireland, Dublin

Israel          Bank Leumi         Tel Aviv Stock
                Le-Israel, B.      Exchange
                M., Tel Aviv

                                   (TASE)
                                   Clearinghouse
                                   Ltd.

Ivory Coast     Societe
                Generale de
                Banques en

                Cote d'Ivoire      None

Italy           Chase              Monte Titoli
                Manhattan          S.p.A.
                Bank, Milan

Japan           The Fuji Bank,     Japan
                Limited, Tokyo     Securities

                                   Depository
                                   Center
                                   (JASDEC)

Jordan          Arab Bank,         None
                PLC, Amman

Kenya           Barclays Bank      None
                of Kenya Ltd.,
                Nairobi

Lebanon         The British        Midclear
                Bank of the
                Middle East
                (BBME)

Luxembourg      Banque             None
                Generale du
                Luxembourg

Malaysia        The Chase          Malaysian
                Manhattan          Central
                Bank,              Depository

                (M) Berhad,        Sdn. Bhd.
                Kuala Lumpur       (MCD)

Mauritius       Hongkong &         Central
                Shanghai           Depository &
                Banking Corp.      Settlement Co.,
                Ltd.,

                                   Ltd.

                Port Louis

Mexico          Chase              Institucion para
                Manhattan          el Deposito de
                Bank, Mexico,
                S.A.

                Institucion de     Valores-S.D.
                Banca Multiple     INDEVAL,
                                   S.A.

                                   de C.V.

Morocco         Banque             None
                Commerciale
                du Maroc,

                Casablanca

Namibia         Standard Bank      None
                Namibia Ltd.,
                Windhoek

Netherlands     ABN-AMRO,          Nederlands
                Bank N.V.,         Centraal
                                   Instituut

                Amsterdam          voor Giraal
                                   Effectenverkeer

                                   BV
                                   (NECIGEF)/K
                                   AS Associatie,

                                   N.V.

New Zealand     National           New Zealand
                Nominees Ltd.,     Securities
                Auckland           Depository

                                   Limited

Norway          Den norske         Verdipapirsentr
                Bank ASA,          alen (VPS)
                Oslo

Oman            British Bank of    None
                the Middle
                East, Muscat

Pakistan        Citibank, N. A.,   Central
                Karachi            Depository

                                   Company of
                                   Pakistan
                                   Limited

                Deutsche Bank
                AG, Karachi

Peru            Citibank, N.A.,    None
                Lima

Philippines     Hongkong &         The Philippines
                Shanghai           Central
                Banking            Depository,

                Corp., Ltd.,       Inc.
                Manila

Poland          Bank               National
                Handlowy W.        Depository of
                Warzawie,          Securities
                S.A., Warsaw

Portugal        Banco Espirito     Central de
                Santo e            Valores
                Commercial         Mobiliaros

                de Lisboa, S.A.,   (Interbolsa)
                Lisbon

Russia          Chase              None
                Manhattan
                Bank
                International,

                Moscow

Singapore       Chase              Central
                Manhattan          Depository
                Bank,              (Pte) Ltd.
                Singapore          (CDP)

Slovak          Ceskoslovenska     Stredisko
Republic        Obchodna,          Cennych
                Banka, A.S.        Papierov (SCP)

                Bratislava

South Africa    Standard Bank      The Central
                of South           Depository
                Africa, Ltd.,      Limited

                Johannesburg

South Korea     Hongkong &         Korean
                Shanghai           Securities
                Banking Corp.,     Depository
                Ltd.,

                Seoul              (KSD)

Spain           Chase              Servicio de
                Manhattan          Compensacion
                Bank, N.A.,        y
                Madrid

                                   Liquidacion de
                                   Valores (SCLV)

Sri Lanka       Hongkong &         Central
                Shanghai           Depository
                Banking Corp.      System
                Ltd.,

                Colombo            (Pvt) Limited
                                   (CDS)

Swaziland       Stanbic Bank       None
                Swaziland
                Limited,
                Mbabane

Sweden          Skandinaviska      Vardepappercen
                Enskilda           tralen VPC AB
                Banken,
                Stockholm

Switzerland     Union Bank of      Schweizerische
                Switzerland,       Effekten-

                Zurich             Giro A.G.
                                   (SEGA)

Taiwan          Chase              Taiwan
                Manhattan          Securities
                Bank, Taipei       Central

                                   Depository Co.,
                                   Ltd. (TSCD)

Thailand        Chase              Thailand
                Manhattan          Securities
                Bank, Bangkok      Depository

                                   Company
                                   Limited (TSD)

Transnational                      CEDEL, S.A.
                                   Luxembourg

Turkey          Chase              Takas ve
                Manhattan          Saklama A.S.
                Bank, Istanbul     (TvS)

United          Chase              CREST
Kingdom         Manhattan
                Bank, London

                First Chicago
                NBD
                Corporation,
                London

Uruguay         The First          None
                National Bank
                of Boston,
                Montevideo

Venezuela       Citibank, N.A.,    None
                Caracas

Zambia          Barclays Bank      Lusaka Stock
                of Zambia Ltd.,    Exchange
                Lusaka

Zimbabwe        Barclays Bank      None
                of Zimbabwe
                Ltd., Harare

  Each of the Investment Companies Listed on
  Appendix "A" to the Custodian Agreement, on Behalf of Each of Their Respective Portfolios
  [Signature Lines Omitted]